CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use in this Registration Statement of Concrete Casting, Inc. on Form SB-2/a of our report, dated May 5, 2004 which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the captions "Experts" in the Prospectus.


/s/ HJ & Associates, LLC

HJ  &  Associates,  LLC
Salt  Lake  City,  Utah
July  6,  2004